FORM OF
SECOND AMENDMENT TO THE AMENDED AND RESTATED
FUND ACCOUNTING SERVICING AGREEMENT

    THIS SECOND AMENDMENT effective as of the last date in the signature block, to the Amended and Restated Fund Accounting Servicing Agreement, dated as of September 1, 2017 (the "Agreement"), is entered into by and among FUNDX INVESTMENT TRUST, a Delaware statutory trust (the “Trust”) and U.S. BANCORP FUND SERVICES, LLC d.b.a U. S. Bank Global Fund Services, a Wisconsin limited liability company (“USBGFS”).

RECITALS

    WHEREAS, the parties have entered into an Agreement; and

WHEREAS, the parties desire to update Exhibit A to remove the FundX Upgrader Fund and the FundX Aggressive Upgrader Fund from the Agreement; and

WHEREAS, Section 15 of the Agreement allows for its amendment by a written instrument executed by the parties.

    NOW, THEREFORE, the parties agree as follows:

1.Exhibit A of the Agreement is hereby superseded and replaced in its entirety with Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

    IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

FUNDX INVESTMENT TRUST        U.S. BANCORP FUND SERVICES, LLC

By: ______________________________    By: ________________________________
Name: ___________________________    Name: ______________________________
Title: ____________________________    Title: _______________________________
Date: ____________________________    Date: _______________________________

Exhibit A to the
Fund Accounting Servicing Agreement – FundX Investment Trust
Fund Names
Separate Series of FundX Investment Trust
Name of Series
FundX Flexible Income Fund
 FundX Conservative Upgrader Fund
 FundX Sustainable Impact Fund

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